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                                                        EXHIBIT 3(j)

                              STATE OF MARYLAND
                                                                   512294

                             STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
              301 West Preston Street, Baltimore, Maryland 21201

                                            DATE:  February 18, 1997

     This is to advise you that the Articles of Amendment for SunAmerica Inc. were received and approved for record on February 18, 1997 at 2:43 P.M.

FEE PAID: $3,550.00

                                SUNAMERICA INC.

                            ARTICLES OF AMENDMENT

     SunAmerica Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:     The Charter of the Corporation is hereby amended by striking out the first paragraph of Article Fifth of the Chapter and inserting in lieu thereof the following:

                ARTICLES FIFTH: the total number of shares of stock of all classes which the Corporation has authority to issue is 410,000,000 shares, which consists of 350,000,000 shares of Common Stock of the par value of One Dollar ($1) each for an aggregate par value of Three Hundred Fifty Million Dollars ($350,000,000), 25,000,000 shares of Nontransferable Class B Stock of the par value of One Dollar ($1) each for an aggregate par value of Twenty-Five Million Dollars ($25,000,000), 15,000,000 shares of Transferable Class
B Stock of the par value of One Dollar ($1) each for an aggregate par value of Fifteen Million Dollars ($15,000,000), and 20,000,000 shares of Preferred Stock without par value.

     SECOND: (a) As of immediately before this amendment, the total number of shares of stock of all classes which the Corporation has authority to issue is 235,000,000 shares of which 175,000,000 shares are Common Stock (par value $1.00 per shares), 25,000,000 shares are Nontransferable Class B Stock (par value of $1.00 per share), 15,000,000 shares of Transferable Class B Stock (par value $1.00 per share), and 20,000,000 shares of Preferred Stock (without par value).

          (b) As amended, the total number of shares of stock of all classes which the Corporation has authority to issue is 410,000,000 shares, of which 350,000,000 shares are Common stock (par value $1.00 per share), 25,000,000 shares are Nontransferable Class B Stock (par value $1.00 per share), 15,000,000 shares are Transferable Class B Stock (par value $1.00 per share) and 20,000,000 shares are Preferred Stock (without par value).

          (c) The aggregate par value of all shares having a par value is $215,000,000 before the amendment and $390,000,000 as amended.

          (d) The shares of stock of the Corporation are divided into classes, but the descriptions of each class of stock of the Corporation are not changed by the amendment.

     THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.






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      IN WITNESS WHEREOF, SunAmerica Inc. has caused these presents to be signed in its name and on its behalf by its Vice Chairman and witnessed by its Secretary on February 14, 1997.

                                       SUNAMERICA INC.


                                         /s/ Jay S. Wintrob
                                      By:---------------------
                                          Jay W. Wintrob
                                          Vice Chairman


WITNESS:


/s/ Susan L. Harris
-----------------------
Susan L. Harris
Secretary


          THE UNDERSIGNED, Vice Chairman of SunAmerica Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                      /s/ Jay S. Wintrob
                                      -------------------------
                                      Jay S. Wintrob
                                      Vice Chairman